EXHIBIT 10.1

RSU Number

GOLDEN MATRIX GROUP, INC.

RSU AWARD GRANT NOTICE

(2022 EQUITY INCENTIVE PLAN)

Golden Matrix Group, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2022 Equity Incentive Plan (the “Plan”)1 and the RSU Award Agreement, including any additional terms and conditions for your country set forth in the appendix thereto (the “Appendix” and, together with the RSU Award Agreement, the “Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:	[ ]
Date of Grant:	May [ ], 2024
Vesting Commencement Date:	May [ ], 2024
Number of Restricted Stock Units:	[ ]

Vesting Schedule:	The Restricted Stock Units shall vest in accordance with Schedule 1 attached hereto.

Notwithstanding the foregoing, except as set forth in Section 7 of the Agreement, vesting of the Performance RSUs (as defined on Schedule 1) shall terminate upon the Participant’s termination of the later of (a) Continuous Service Status, as described in Section 6(l) of the Agreement; and (b) status as a member of the Board of Directors of the Company (if applicable).

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•

The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•

You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and to the extent the Plan and/or the Common Stock issuable pursuant to this Agreement are registered under the Securities Act, the document containing the Plan information specified in Section 10(a) of the Securities Act (“Prospectus”). In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award, and (iii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.

GOLDEN MATRIX GROUP, INC.	PARTICIPANT:

By:___________________________________	By:___________________________________

Title:___________________________________	Date:___________________________________
Date:___________________________________

______________________________

1 https://www.sec.gov/Archives/edgar/data/1437925/000147793222003193/gmgi_ex101.htm

1

RSU Number

GOLDEN MATRIX GROUP, INC.

2022 EQUITY INCENTIVE PLAN

RSU AWARD AGREEMENT

As reflected by your RSU Award Grant Notice (“Grant Notice”), Golden Matrix Group, Inc. (the “Company”) has granted you an RSU Award under its 2022 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this RSU Award Agreement for your RSU Award, including any additional terms and conditions for your country set forth in the appendix hereto (the “Appendix” and, together with the RSU Award Agreement, the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to capitalization adjustments set forth in Section 3.9 of the Plan (“Capitalization Adjustments”) and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4. RESPONSIBILITY FOR TAXES.

(a) You hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(b) Regardless of any action taken by the Company or, if different, the Affiliate to which you provide continuous service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

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RSU Number

(c) The Company shall be entitled to withhold the amount of applicable Tax Liability due, including, at your election, by having the Company withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award, with such shares of Common Stock having a value equal to the Tax Liability due. Such shares of Common Stock which are withheld shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made by you with respect to all or any portion of the shares of Common Stock to be delivered pursuant to the Restricted Stock Units.

(d) The Company and/or the Service Recipient may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (with no entitlement to the Common Stock equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any Tax Liability directly to the applicable tax authority or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.

(e) You acknowledge that you may not participate in the Plan and the Company shall have no obligation to issue or deliver shares of Common Stock until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to issue or deliver to you any Common Stock in respect of the RSU Award.

5. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit on the applicable vesting date. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii) either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).

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RSU Number

6. NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c) all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU Award and your participation in the Plan shall not create a right to employment or other service relationship with the Company;

(e) the RSU Award and your participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your continuous service (if any);

(f) you are voluntarily participating in the Plan;

(g) the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h) the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(i) unless otherwise agreed with the Company in writing, the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;

(j) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any);

(l) except as set forth herein, for purposes of the RSU Award, your Continuous Service Status will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any)(except as otherwise described below), and such date will not be extended by any notice period (e.g., your period of continuous service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any); the Board or Compensation Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU Award (including whether you may still be considered to be providing services while on a leave of absence); and

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RSU Number

(m) neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon settlement.

7. ACCELERATED VESTING AND SETTLEMENT. The Restricted Stock Units shall immediately vest to you in full (a) upon a Change of Control (as defined in the Plan); and  either (b) if you are an employee of the Company and your employment with the Company is Involuntarily Terminated within six months of a Change of Control, or (c) you are a Director and you are either removed as a Director or you are not nominated to serve as a Director in connection with the election of directors within six months of a Change of Control (as defined below). “Involuntary Termination” shall mean your termination without Cause as well as any instance of Constructive Termination. “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company or its parent or any subsidiary and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any material rule, regulation, procedure or policy of the Company or its subsidiaries, the violation of which could have a material detriment to the Company; or (vii) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company or its subsidiaries, all as reasonably determined by the Company’s Board of Directors, which determination will be conclusive. For this purpose, a “Constructive Termination” shall occur when you resign within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without your written consent: (i) a material reduction in the your base salary, relative to the your base salary as in effect immediately prior to such reduction, occurs, or (ii) a material diminution of your authority, duties, or responsibilities, relative to your authority, duties, or responsibilities in effect immediately prior to such reduction occurs; provided, however, that you must provide written notice to the Board of Directors of the Company (the “Board”) of the condition that could constitute a “Constructive Termination” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice. Notwithstanding the foregoing, the Board or Compensation Committee reserves the right, to the extent the Board or Compensation Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify the vesting acceleration provisions described herein to ensure that the Restricted Stock Units are made in a manner that qualifies for exemption from or compliance with Section 409A of the Internal Revenue Code of 1986, as amended; or in the event of the Award Recipient’s separation from service due to death or Disability, the Award (including, without limitation, the RSUs attributable to dividend equivalents) shall immediately and fully vest and become nonforfeitable effective as of the date of your separation from service due to death or Disability, and such Award shall be settled as soon as practicable (but in no event more than 30 days) following the date of your separation from service due to death or Disability, as applicable.

8. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution

9. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the RSU Award and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

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RSU Number

11. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

12. GOVERNING LAW AND VENUE. The RSU Award and the provisions of this Agreement are governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the conflict of law principles that would result in any application of any law other than the law of the State of Nevada. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Nevada, and no other courts, where this grant is made and/or to be performed.

13. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14. COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

15. LANGUAGE. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

17. SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. APPENDIX. Notwithstanding any provisions in this RSU Award Agreement, the RSU Award shall be subject to any additional terms and conditions set forth in any Appendix for your country. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

19. IMPOSITION OF OTHER REQUIREMENT. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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RSU Number

20. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

21. INSIDER TRADING/MARKET ABUSE. You acknowledge that, depending on your or your broker’s country or where the Company shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares (e.g., Restricted Stock Units) or rights linked to the value of shares (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.

22. EXCHANGE CONTROL, FOREIGN ASSET/ACCOUNT AND/OR TAX REPORTING. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.

23. OTHER DOCUMENTS. To the extent the Plan and/or the Common Stock issuable pursuant to this Agreement are registered under the Securities Act, you hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.

24. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences, please contact the Company’s Secretary, or to the extent the Plan and/or the Common Stock issuable pursuant to this Agreement are registered under the Securities Act, see the Prospectus.

25. SECTION 409 OF THE CODE. Solely to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, the Company will cause payments subject to Section 409A of the Code otherwise payable during the first six months following the Grantee’s termination to be deferred until the end of such six (6) month period (or the earliest date as is permitted under Section 409A of the Code without any adverse tax consequences to the Grantee).

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RSU Number

GOLDEN MATRIX GROUP, INC.

2022 EQUITY INCENTIVE PLAN

APPENDIX

TO RSU AWARD AGREEMENT

TERMS AND CONDITIONS

This Appendix forms part of the Agreement and includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the RSU Award Agreement.

If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to you.

NOTIFICATIONS

This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of April [ ], 2024. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Restricted Stock Units, acquire shares of Common Stock, or sell shares of Common Stock acquired under the Plan.

In addition, the information contained below is general in nature and may not apply to your particular situation. You should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the notifications herein may not apply to you in the same manner.

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SCHEDULE 1

VESTING TERMS

(1) The RSUs set forth under “Number of Restricted Stock Units” in the RSU Award Grant Notice (the “Performance RSUs”) shall vest to the extent and in the amounts set forth below, provided the following performance metrics are met by the Company as of the dates indicated (the “Performance Metrics Schedule”):

	Revenue Targets		Adjusted EBITDA Targets
Performance Period	Target Goal	RSUs Vested	Target Goal	RSUs Vested
Year ended October 31, 2024	$48,591,457	[ ]	$2,637,004	[ ]

For the purposes of the table above, (a) “Adjusted EBITDA” means net income before interest, taxes, depreciation, amortization and stock-based compensation; and (b) “Revenue” means annual revenue of the Company. Both Revenue and EBITDA, and the determination of whether or not the applicable Revenue and EBITDA targets above have been met shall be determined based on the audited financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the applicable year end above, and shall be determined on the date such Annual Report on Form 10-K are filed publicly with the Securities and Exchange Commission (the “Date of Determination”).

Any Restricted Stock Units not vested in accordance with the Performance Metrics Schedule above will be forfeited immediately and shall not be eligible for further vesting as of the applicable Date of Determination.

The Performance RSUs shall terminate and be forfeited upon the Participant’s termination of the later (a) Continuous Service Status, as described in Section 6(l) of the Agreement; and (b) status as a member of the Board of Directors of the Company (if applicable).

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